ANSLOW & JACLIN, LLP                                          RICHARD I. ANSLOW
   COUNSELORS AT LAW                               EMAIL: RANSLOW@ANSLOWLAW.COM

                                                                GREGG E. JACLIN
                                                   EMAIL: GJACLIN@ANSLOWLAW.COM

                                                  -----------------------------

                                                              ROSS A. GOLDSTEIN
                                                EMAIL: RGOLDSTEIN@ANSLOWLAW.COM

                                                                 AMOD CHOUDHARY
                                                 EMAIL: ACHOUDHAR@ANSLOWLAW.COM





April 21, 2004

Goldspring Inc.
8585 E. Hartford Drive
Suite 400
Scottsdale, AZ  85255

Gentlemen:

     You have requested our opinion, as counsel for Goldspring, Inc. a Florida corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

     The Registration Statement relates to the Company's common stock, par value $.000666 as follows: 21,739,129 shares sold by enumerated selling shareholders, 10,869,575 shares of the Company's common stock issuable in connection with the conversion of the Company's A warrants, 10,869,575 shares of the Company's common stock issuable in connection with the conversion of the Company's Green Shoe warrants and 211,666 shares of the Company's common stock issuable in connection with the Company's February 2004 private offering memorandum.

     We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

     No opinion is expressed herein as to any laws other than the State of Florida of the United States. This opinion opines upon Florida law including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP


By: /s/   Richard I. Anslow
-----------------------------------
          RICHARD I. ANSLOW


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